P
R
O                         AIKEN COUNTY NATIONAL BANK
X         This Proxy is Solicited on Behalf of the Board of Directors
Y

                         Special Meeting, March 20, 1995

    The undersigned stockholder of Aiken County National Bank, hereby revoking all previous proxies, hereby appoints Michael L. Laughlin and G.A. Milner and either of them, the attorney or attorneys and proxy or proxies of the undersigned, with full power of substitution, to attend the Special Meeting of Stockholders of Aiken County National Bank to be held March 20, 1995, at 10:30 a.m. at 142 Chesterfield Street, S.E., Aiken, South Carolina and at any adjournments thereof, and to vote all shares of stock of Aiken County National Bank that the undersigned shall be entitled to vote at such meeting. Said proxies are instructed to vote on the matters set forth in the proxy statement as specified below.

          1. To approve the Reorganization Agreement dated October 13, 1994, providing for the merger of Aiken County National Bank with and into Carolina First Bank, a wholly-owned subsidiary of Carolina First Corporation, and, in connection therewith, the conversion of each share of common stock of Aiken County National Bank into the right to receive 1.125 shares of common stock of Carolina First Corporation.

             FOR  [  ]          AGAINST  [  ]            ABSTAIN  [  ]

          2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY SIGNED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL NUMBER 1.


Please sign exactly as name appears on stock certificate. When signing as attorney, administrator, trustee, guardian or agent, please indicate the capacity in which you are acting. If stock is held jointly, signature should appear for both names. If more than one trustee, all should sign. If stock is held by a corporation, please sign in full corporate name by authorized officer and give title of office. This Proxy may be revoked any time prior to its exercise.

Date:                  , 1995
                                        Print Name (and title if appropriate)

                                        Signature

                                        Print Name (and title if appropriate)

                                        Signature

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.
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